UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 18, 2014

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of PetSmart, Inc. was held on June 18, 2014. The matters that were voted on at the meeting, and the final voting results as to each such matter, are set forth below.

1. Election of Directors.

To be elected as a director in an uncontested election, a nominee must receive the affirmative vote of a majority of the votes cast with respect to such nominee. All ten of the nominees for election as directors at the 2014 Annual Meeting were elected by the stockholders, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Angel Cabrera	61,590,432	740,828	7,869,613	9,877,516
Rita V. Foley	61,584,932	746,424	7,869,517	9,877,516
Rakesh Gangwal	61,585,836	739,628	7,875,409	9,877,516
Joseph S. Hardin, Jr.	61,599,763	732,850	7,868,260	9,877,516
Gregory P. Josefowicz	61,589,855	736,232	7,874,786	9,877,516
David K. Lenhardt	61,471,072	857,647	7,872,154	9,877,516
Richard K. Lochridge	60,263,512	2,068,177	7,869,184	9,877,516
Barbara Munder	60,525,309	1,807,763	7,867,801	9,877,516
Elizabeth A. Nickels	61,600,068	732,309	7,868,496	9,877,516
Thomas G. Stemberg	60,432,455	1,894,384	7,874,034	9,877,516

2. Ratification of appointment of Deloitte & Touche LLP as our independent registered accounting firm.

The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the 2014 fiscal year, as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
78,467,311	995,965	615,113	0

3. Advisory vote to approve executive compensation.

The stockholders approved, by non-binding advisory vote, our executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
59,648,109	2,466,045	8,106,719	9,877,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

	By:	/s/ J. Dale Brunk
Dated: June 23, 2014		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary